Exhibit 5.1

NORTH POINT — 901 LAKESIDE AVENUE — CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 — FACSIMILE: +1.216.579.0212

November 8, 2013

MPLX LP

200 E. Hardin Street

Findlay, Ohio 45840

Re: Registration Statement on Form S-3 Filed by MPLX LP

Ladies and Gentlemen:

We have acted as counsel for MPLX LP, a Delaware limited partnership (the “Partnership”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed or continuous basis, by the Partnership of an indeterminate initial aggregate offering price or number of common units representing limited partner interests in the Partnership (the “Partnership Units”), as contemplated by the Partnership’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Partnership Units may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Partnership Units, upon receipt by the Partnership of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) of the general partner of the Partnership may determine, will be validly issued, fully paid and nonassessable, except as such nonassessability may be limited by Sections 17-305, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act or within the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended from time to time, the “Partnership Agreement”).

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Partnership Units thereunder); (ii) a prospectus supplement describing the Partnership Units offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of the Partnership Units will have been established in accordance with the authorizing resolutions adopted by the Board of Directors (or an authorized committee thereof) of the general partner of the Partnership, the Partnership Agreement and applicable law; (iv) the Partnership

ALKHOBAR  —  AMSTERDAM  —   ATLANTA  —  BEIJING  —  BOSTON  —  BRUSSELS  —  CHICAGO  —  CLEVELAND  —  COLUMBUS  —  DALLAS

DUBAI  —  DÜSSELDORF   —  FRANKFURT  —  HONG KONG  —  HOUSTON  —  IRVINE  —   JEDDAH  —  LONDON  —  LOS ANGELES  —  MADRID

MEXICO CITY  —  MIAMI  —  MILAN  —   MOSCOW  —  MUNICH  —  NEW YORK  —  PARIS  —  PITTSBURGH  —   RIYADH  —  SAN DIEGO

SAN FRANCISCO  —  SÃO PAULO  —  SHANGHAI  —  SILICON VALLEY  —  SINGAPORE  —  SYDNEY  —   TAIPEI  —  TOKYO  —  WASHINGTON

November 8, 2013

will issue and deliver the Partnership Units in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Partnership to issue, offer and sell the Partnership Units will have been adopted by the Board of Directors (or an authorized committee thereof) of the general partner of the Partnership and will be in full force and effect at all times at which the Partnership Units are offered or sold by the Partnership and (vi) all Partnership Units will be issued in compliance with applicable federal and state securities laws.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Partnership and others. The opinion expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day